SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                              ____________________

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       __________________________________

                              January 11, 2002
                          ----------------------
                               Date of Report


                          DOLLAR FINANCIAL GROUP, INC.
                ------------------------------------------------
             (Exact name of registrant as specified in its charter)


       New York                     333-18221             13-2997911

(State or Other Jurisdiction      (Commission           (IRS Employer
   of Incorporation)              File Number)      Identification Number)


       1436 Lancaster Avenue, Suite 210, Berwyn, Pennsylvania 19312-1288
           (Address of principal executive offices)        (zip code)


                                (610) 296-3400
                                --------------
              Registrant's telephone number, including area code


Item 1-4.   Not Applicable.


Item 5.     Other Events.
            On January 4, 2002, Dollar Financial Group, Inc. ("Dollar" or the "Company") entered into a Participation and Termination Agreement with Eagle National Bank ("Eagle" or the "Bank"), a national banking association; Payday Partners, L.P., a Pennsylvania limited partnership ("Payday Partners"); Merlin Holdings LLC, a Pennsylvania limited liability company ("Merlin"); S. Marshall Gorson("Gorson"); and John Petralia ("Petralia"). Under this agreement, subject to certain conditions, Eagle will discontinue the business of offering short-term consumer loans ("payday lending") through Dollar locations by June 15, 2002.

            Subject to a Consent Order (the "Order") dated December 18, 2001 with the Office of the Comptroller of the Currency ("OCC"), the Bank's primary regulator, Eagle's continuation of its payday lending program through June 15, 2002 is conditioned upon the Bank's ability to reduce its exposure to payday lending by entering into agreements to sell payday loans outstandings to third parties.


Item 6.     Not Applicable.

Item 7.     Financial Statements, Pro Forma Financial Information and
            Exhibits

(c)      Exhibits.

Exhibit No.     Description
-----------     -----------
99.1        Press Release dated January 4, 2002
99.2 Participation and Termination Agreement dated January 4, 2002 by and among Eagle National Bank, a national banking association; Dollar Financial Group, Inc. (formerly known as Monetary Management Corporation), a New York business corporation; Payday Partners, L.P., a Pennsylvania limited partnership; Merlin Holdings LLC, a Pennsylvania limited liability company; S. Marshall Gorson; and John Petralia.


Items 8.    Not Applicable


                                   SIGNATURE

     Pursuant to the requirements of Section 13 and 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 11, 2002

                                        DOLLAR FINANCIAL GROUP, INC.
                                        a New York corporation



                                        By:    /s/ Donald F. Gayhardt
                                           -----------------------------
                                        Name:  Donald F. Gayhardt
                                        Title: President and
                                               Chief Financial Officer